UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

SPY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2012, our wholly owned subsidiary, Spy Optic, Inc., a California corporation (“SPY North America”), entered into a second amended and restated promissory note (the “Second Amended and Restated Costa Brava Note”) with Costa Brava Partnership III, L.P. (“Costa Brava”). The Second Amended and Restated Costa Brava Note amended and restated the $6.0 million promissory note issued by Spy North America (fka Orange 21 North America Inc.) on December 19, 2011 (the “December 2011 Costa Brava $6 Million Note”) to Costa Brava and which evidenced a $6.0 million line of credit committed by Costa Brava. Costa Brava is an entity that as of June 28, 2012 beneficially owned approximately 48.4%, or 52.1% on an as converted basis, of our outstanding common stock. Mr. Seth Hamot, Chairman of our Board of Directors, is the President and sole member of the sole general partner of Costa Brava.

The terms of the Second Amended and Restated Costa Brava Note differ from the terms of the December 2011 Costa Brava $6 Million Note in the following material respects:

•	The principal amount of the line of credit was increased by $1 million, from $6 million to $7 million.

•

SPY North America must prepay $1 million of the principal amount outstanding under the line of credit within five business days of our proposed sale of equity (preferred stock, common stock, warrants to purchase common stock, or any combination thereof) with proceeds to us of at least $4 million prior to payment of any transaction expenses. The amount so paid will reduce dollar-for-dollar Costa Brava’s commitment to make advances under the line of credit. We expect to sell such amount of equity by August 31, 2012.

The other material terms of the December 2011 Costa Brava $6 Million Note were not changed by the Second Amended and Restated Costa Brava Note, including the maturity date (June 21, 2013) and the ability of Spy North America, in its discretion, to pay the monthly interest payments on the amount outstanding under the line of credit in kind as an addition to the outstanding principal amount due, rather than in cash. Spy North America has borrowed all $7 million available under the line of credit as of June 29, 2012, and all amounts owing thereunder are subordinated to the amounts owed by SPY North America under its loan and security agreement with BFI Business Finance pursuant to the terms of a debt subordination agreement between Costa Brava and BFI.

The foregoing summary of the terms of the Second Amended and Restated Costa Brava Note is qualified in its entirety by reference to such promissory note, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated $7.0 Million Promissory Note dated June 28, 2012 between Spy Optic Inc., a California corporation, and Costa Brava Partnership III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2012	SPY INC.

	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer, Treasurer and Secretary